UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On June 1, 2010, the Organization, Compensation & Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Chemtura Corporation adopted the 2010 Chemtura Corporation Management Incentive Plan (the “2010 MIP”).  The 2010 MIP is an annual performance-based cash incentive program authorized pursuant to the 2005 Chemtura Corporation Short-Term Incentive Plan and established by Order of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), dated May 18, 2010.

The 2010 MIP provides each participant, including executive officers, with an opportunity to earn cash compensation in the form of an annual cash incentive award (the “MIP Award”) based on the attainment of pre-established performance goals.  Participants in the 2010 MIP fall into one of four groups:  Executive Participants, Executive Vice Presidents of Performance and Engineered Products (“Division Participants”), Function Participants and Business Participants.  Some participants may be allocated or split between function and business or multiple business units depending on their positions.  Each MIP participant is assigned an incentive opportunity expressed as a percentage of base pay (the “Target Percentage”).  A participant’s final MIP Award payment is calculated by multiplying the Target Percentage by the applicable award percentage based on the actual results achieved for the applicable performance goal, and may range from 0% up to a maximum of 200% of the Target Percentage.  That figure is then subject to adjustment up or down based on the Company’s or assigned Division’s or Business Unit’s safety performance over the performance period, as determined by reference to the Company’s or assigned Division’s or Business Unit’s Total Recordable Case Rate (“TRCR”).  Recordable cases refer to recordable injuries in the workplace.  The TRCR, as defined by OSHA, is calculated by multiplying the number of recordable cases by 200,000 and dividing that number by the number of labor hours at the Company.  The Committee has the discretion to further adjust each participant’s MIP Award up or down based on the assessment of any personal, function or other performance it determines should be considered.

The 2010 MIP Target Percentages established by the Board for Craig A. Rogerson, Chairman, President and CEO, and by the Committee for Stephen C. Forsyth, Executive Vice President and Chief Financial Officer, Billie S. Flaherty, Senior Vice President, General Counsel & Secretary and Kevin V. Mahoney, Senior Vice President and Corporate Controller, are 100%, 70%, 50% and 40%, respectively.

Cash awards under the 2010 MIP for Executive Participants are based upon the achievement of consolidated earnings before interest, taxes, depreciation expense and amortization expense, and adjusted for certain items as described in the 2010 MIP (“Consolidated EBITDA”), Consolidated Days Sales Outstanding (“DSO”) and Consolidated Days Cost in Inventory (“DCI”).  Consolidated EBITDA was established by the Committee as a performance metric to incentivize management to improve cash flow and to meet or exceed the financial covenants in the Company’s Amended and Restated DIP Credit Agreement.  DSO and DCI are formulas that measure the time it takes to convert working capital into cash.  DCI measures the average number of days that it takes to turn inventory into sales.  DSO measures the average number of days that it takes to collect receivables after revenue has been recognized.  The lower the DSO and DCI, the more efficient the Company is managing its working capital.  DSO and DCI were established by the Committee as performance metrics to incentivize management to improve the Company’s working capital.

Cash Awards under the 2010 MIP for Executive Participants are based on the achievement of Consolidated EBITDA (weighted 70%), DSO (weighted 15%) and DCI (weighted 15%).  Cash awards under the 2010 MIP for Division Participants are based on the achievement of Consolidated EBITDA (weighted 28%), DSO (weighted 6%), DCI (weighted 6%), Division EBITDA (weighted 42%), Division DSO (weighted 9%) and Division DCI (weighted 9%).  Cash awards under the 2010 MIP for Business Participants are based on the achievement of Business Unit EBITDA (weighted 70%), Business Unit DSO (weighted 15%) and Business Unit DCI (weighted 15%).  Cash awards under the 2010 MIP for Function Participants are based on the achievement of Consolidated EBITDA (weighted 50%), DSO (weighted 10%), DCI (weighted 10%) and Function Goals (weighted 30%).  The 2010 MIP opportunity for Messrs. Rogerson, Forsyth, Mahoney and Ms. Flaherty are based upon Executive Participant performance goals.

The Committee approved threshold, target and maximum Consolidated, Division and Business Unit EBITDA, DSO and DCI performance goals.  For Executive and Function Participants, there will be no payout under the 2010 MIP unless threshold performance under the Consolidated EBITDA performance metric is achieved.  For Division Participants, there will be no payout under the 2010 MIP unless the thresholds for Consolidated EBITDA and Division EBITDA performance metrics are achieved.  For Business Participants, there will no payout under the 2010 MIP unless the thresholds for Consolidated EBITDA and Business Unit EBITDA performance metrics are achieved.  Once performance above the minimum threshold level is met for Consolidated EBITDA for Executive and Function Participants, Consolidated EBITDA and Division EBITDA for Division Participants and Consolidated EBITDA and Business Unit EBITDA for Business Participants, the 2010 MIP is funded from 1% to 200% depending on the level of achievement of the applicable performance goal compared to a payout scale.

On June 1, 2010, the Committee also adopted the 2010 Emergence Incentive Plan (the “2010 EIP”).  The 2010 EIP, which was established by Order of the Bankruptcy Court, dated May 18, 2010, provides the opportunity for participants to earn an award that will be granted upon the Company’s emergence from Chapter 11 in the form of restricted stock units and/or stock options with time-based vesting or in another form of consideration.  The purpose of the 2010 EIP is to motivate and incentivize key executives and employees, aligning their interests with those of the Company’s stakeholders, maximize the value of the Company’s Chapter 11 estate and reward exceptional performance through and beyond the company’s emergence from Chapter 11.  The number of employees included in the 2010 EIP and the size of the award pool is based upon specific Consolidated EBITDA levels achieved during the twelve month period ending December 31, 2010.  The 2010 EIP also provides for an award pool valued at approximately $750,000 that the Committee and/or the Company can utilize, at its discretion, for new hires and promotions during the pendency of the Chapter 11 cases.  The 2010 EIP is currently unfunded and will be funded only following the later of the emergence from Chapter 11 or December 31, 2010 to the specified level associated with the 2010 Consolidated EBITDA performance achieved.

On June 1, 2010, the following values, determined at the time of grant, were established by the Board for Mr. Rogerson and by the Committee for Messrs. Forsyth, Mahoney and Ms. Flaherty for any award made under the 2010 EIP upon the Company’s emergence from Chapter 11:

Craig. A. Rogerson	$2,500,000
Stephen C. Forsyth	625,000
Billie S. Flaherty	350,000
Kevin V. Mahoney	225,000

As previously disclosed, on July 27, 2009, the Committee adopted the 2009 Emergence Incentive Plan (the “2009 EIP”).  The 2009 EIP provided the opportunity for participants to earn an award that will be granted upon the Company’s emergence from Chapter 11 in the form of restricted stock units and/or stock options with time-based vesting or in another form of consideration.  The 2009 EIP also provided that the number of employees included in the 2009 EIP and the size of the award pool was based upon specific Consolidated EBITDA levels achieved during the twelve month period immediately preceding the Company’s emergence form Chapter 11.  On June 1, 2010, the Committee also adopted an amendment to the Consolidated EBITDA measurement period under the 2009 EIP from twelve months trailing Consolidated EBITDA from emergence from Chapter 11 to twelve months trailing Consolidated EBITDA ending March 31, 2010 (the “2009 EIP Amendment”).  The 2009 EIP Amendment was established by Order of the Bankruptcy Court, dated May 18, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:   June 7, 2010